UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 5, 2009

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	000-25705	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike,

Bedford, Massachusetts 01730

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (781) 266-5700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

GSI Group Inc. (the “Company”) announced today that it has engaged financial advisors and entered into a supplemental indenture (the “Second Supplemental Indenture”) in accordance with the forbearance agreements previously announced on February 6, 2009 (the “Forbearance Agreements”).

The Company entered into the Forbearance Agreements with certain beneficial owners (the “Investors”) holding greater than 75% of the outstanding aggregate principal amount of its 11% Senior Notes due 2013 (the “Notes”). The effectiveness of the Forbearance Agreements was conditioned upon, among other factors: (i) engagement of a financial advisor to assist the Investors, (ii) engagement of a financial advisor to assist the Company’s management and Board of Directors, and (iii) entering into an amendment to the Indenture (as amended or supplemented from time to time, the “Indenture”), dated as of August 20, 2008, by and among GSI Group Corporation (the “Issuer”), the Company, Eagle Acquisition Corporation and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) to amend certain notice provisions.

The Company announced today that in accordance with the Forbearance Agreements, both sets of financial advisors have been engaged and continue to work cooperatively with the Company.

Additionally, on March 5, 2009, the Company entered into a supplemental indenture (the “Second Supplemental Indenture”), by and among the Company, the Issuer, Excel Technology, Inc. and the Trustee. The Second Supplemental Indenture amends Section 6.01(4) of the Indenture to allow beneficial owners (in addition to the Trustee or certain Holders (as such term is defined in the Indenture) of the Notes) representing at least 25% of the aggregate principal amount of the Notes then outstanding to provide, after the date of the Second Supplemental Indenture, the notice of failure referenced in Section 6.01(4) of the Indenture; provided, however, that any such notice from a beneficial owner of the Notes pursuant to Section 6.01(4) will be deemed to be proper notice under the Indenture only if, and as of the date, the Issuer has received such information and certifications (including from the Holders of the Notes or any Agent Member (as such term is defined in the Indenture)) reasonably necessary to determine that the persons providing such notice are beneficial owners of the Notes.

The aforementioned description of the terms of the Second Supplemental Indenture is qualified in its entirety by reference to the actual Second Supplemental Indenture, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1 Second Supplemental Indenture, dated March 5, 2009, by and among GSI Group Corporation, GSI Group Inc., Excel Technology, Inc. and The Bank of New York Mellon Trust Company, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

GSI Group Inc.

By:	/s/ Sergio Edelstein
Sergio Edelstein President and Chief Executive Officer

Date: March 11, 2009

EXHIBIT INDEX

Exhibit Number	Description
10.1	Second Supplemental Indenture, dated March 5, 2009, by and among GSI Group Corporation, GSI Group Inc., Excel Technology, Inc. and The Bank of New York Mellon Trust Company, N.A.